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                                                                    EXHIBIT 8(a)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.


     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41830).


                                          /s/ BARRY G. SKOLNICK
                                          --------------------------------------
                                          Barry G. Skolnick, Esq.

                                          President, General Counsel and
                                          Secretary



April 25, 2001